UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On April 5, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into an Underwriting Agreement with Stifel, Nicolaus & Company, Incorporated, acting as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering and sale (the “Offering”) of 58,666,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), at a price to the public of $1.50 per share. As a component of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 8,800,000 Common Shares from the Company.
The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-205619) in connection with the Offering:

1.	Underwriting Agreement, dated April 5, 2018, by and between the Company and Stifel, Nicolaus & Company, Incorporated, acting as representative of the several underwriters named therein

2.	Opinion of Jones Day

3.	Consent of Jones Day (included in Exhibit 5.1)

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 5, 2018, by and between the Company and Stifel, Nicolaus & Company, Incorporated, acting as representative of the several underwriters named therein
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary